PETROQUEST ENERGY, INC.
AWARD NOTICE OF PHANTOM STOCK UNITS
(Employee Participant)
PetroQuest Energy, Inc. (the “Company”) is pleased to inform you that you are hereby granted this Award of Phantom Stock Units (“PSUs”) in the amount specified on your Grant Detail Report under the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (the “Plan”). The Date of Grant is also designated on your Grant Detail Report. Although this grant of PSUs is not an actual grant of Company Stock, this grant of PSUs provides you with the opportunity to receive cash payments from the Company based upon the Fair Market Value of the Company Stock on the applicable Vesting Date (provided below) multiplied by the number of PSUs granted to you that have become vested on the applicable Vesting Date. Such cash payment will be paid in a cash lump sum in accordance with Section 4.4(a) of the Plan.
The PSUs will become vested on the dates (each, a “Vesting Date”) and in the amounts (assuming you are continuously employed with the Company or an Affiliate from the Date of Grant specified in your Grant Detail Report through each applicable Vesting Date) set forth in your Grant Detail Report. Vesting will be accelerated and the PSUs will be vested as follows upon any one of the following “Vesting Events”: (a) in the event of your termination of employment with the Company and its Affiliates due to death or Disability or your termination of employment by the Company and its Affiliates or without Cause within 2 years after a Change in Control the vesting of your PSUs will be accelerated to 100% vested, and (b) in the event of your termination of employment with the Company and its Affiliates due to your Retirement, as defined below, the vesting of your PSUs shall be accelerated with respect to the PSUs, if any, that would have otherwise become vested on the next Vesting Date following such termination (except a Vesting Date that is due to any other Vesting Event) that occurs within 12 months after your termination for Retirement. The date of your termination of employment with the Company and its Affiliates on account of one of the Vesting Events is the Vesting Date for purposes of this Award and the Plan. You cannot sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of any PSUs until such PSUs become vested. “Retirement” for the purposes of this Award means your voluntary termination of employment with the Company and its Affiliates on or after both your attainment of age 65 and completion of 10 years of service in the aggregate with the Company and its Affiliates. Any PSUs that are not vested as provided herein at the time of your termination of employment with the Company and its Affiliates, including for Retirement, shall be forfeited.
The Committee shall to the extent applicable interpret and construe this Award to comply with Code Section 409A, and to the extent required a Change in Control shall be limited to a Change in Control that complies with Code Section 409A. The Committee may interpret or amend this Award to comply with Code Section 409A without the Participant’s consent even if such amendment would have an adverse effect on this Award. To the extent required under Code Section 409A, in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing and to the extent required by Code Section 409A with respect to an Award, the terms “separation from service” and “specified employee” all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. Furthermore, to the extent required under Code Section 409A, none of the Company, the Committee or Board shall have any discretion otherwise provided in the Plan to the extent such discretion is prohibited under Code Section 409A for compliance with Code Section 409A with respect to deferred compensation including, without limitation, any discretion to accelerate or substitute under Section 5.5 or determine an event is or is not a Change in Control. Notwithstanding the foregoing, none of the Company, any Affiliate or any officer, director, employee, shareholder or any agent of any of them guarantees or is responsible for the tax consequences to a Participant with respect to this Award under the Plan and the administration of the Plan, including without limitation, any excise or penalty tax or interest under Code Section 409A. You are advised to consult your tax advisor with respect to this Award and the tax consequences of this Award of PSUs and any payments hereunder.
This grant of PSUs is governed by your Grant Detail Report, this Award Notice and the Plan, which provide, among other things, definitions of the capitalized terms and the other terms and conditions respecting the PSUs granted to you.
All amounts payable with respect to the PSUs granted to you will be subject to all applicable federal, state and local tax or other withholding requirements. Your Grant Detail Report will be provided to you by the Company in writing. This Award Notice and the Plan are made available to you electronically. Your electronic acceptance of this Award Notice will be deemed your acceptance and signature for the purposes of this Award Notice and the Plan.

PARTICIPANT:

By: electronic acceptance

PETROQUEST ENERGY, INC.

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